                               OPERATING AGREEMENT
                                       OF
                           HEALTHCARE INNOVATIONS, LLC

     THIS OPERATING AGREEMENT (this "Agreement") of HEALTHCARE INNOVATIONS, LLC (the "Company") entered into the 1st day of August, 1997, by and between IMAGINE INVESTMENTS, INC., a corporation organized and existing under the laws of the State of Delaware ("IMAGINE"), and MB HOLDING CORPORATION, a corporation organized and existing under the laws of the state of Arkansas ("MB") (collectively, the "Initial Members") is effective upon the filing of the Articles of Organization of the Company with the Secretary of State of Arkansas.

     NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein below contained, the parties agree as follows:

                                   ARTICLE I.

     Section 1.1 Formation of Limited Liability Company. The parties to this Agreement hereby form a limited liability company pursuant to the Small Business Entity Tax Pass Through Act of 1993, Act 1003 of 1993 (Ark. Code Ann. Sect. 4-32-101 et. seq.), as from time to time amended (the "Act"). Section 1.2 Organization Certificates. The parties hereto shall immediately execute, file, record and/or publish Articles of Organization (the "Certificate" as defined in ARTICLE II below) and other documents conforming hereto, and take all other appropriate action, to comply with

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all legal  requirements,  for the creation of the Company  under the Act and its operation in the State of Arkansas.

     Section 1.3 Company Name. The business of the Company shall be conducted under the name of HEALTHCARE INNOVATIONS, LLC and under such name or variations thereof as the Members deem appropriate.

     Section 1.4 Principal Office. Theprincipal place of business and address of the Company shall be as agreed in the Services Agreement contemplated in Section
6.8 hereof. The registered agent for service of process in Arkansas (the "Agent") shall be Ken F. Calhoon, whose address is c/o Hilburn, Calhoon, Harper, Pruniski & Calhoun, Ltd., Eighth Floor - Mercantile Bank Building, One Riverfront Place, North Little Rock, Arkansas 72114. MB shall be the "Tax Matters Partner" within the meaning of Code Section 6231 (a)(7). The Members may, from time to time, by affirmative vote of the Members, change the principal place of business, the Agent or the Tax Matters Partner. However, the Tax Matters Partner must at all times be a Member. In addition, the Managers shall have authority to and shall execute such amendments to filings with governmental agencies as may be required as a result of any change of address or Agent.

     Section 1.5 Term of Company. The Company shall be effective from the filing of the Certificate and the payment of the filing fee therefor, in the office of the Secretary of State of the State of Arkansas, as required by the Act, and any amendments thereto, and shall remain effective until the earlier to occur of:

          (a) December 31, 2047, or

          (b) the date the Company is dissolved pursuant to the Act or any provisions of this Agreement.

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     The period of time between the date the Company  becomes  effective and the date it ceases to be  effective  shall be referred to herein as "Company  Term".

                                  ARTICLE II.

     Section 2.1 Definitions. Whenever used in this Agreement the terms set forth below shall be defined as follows:

          (a) "affiliate" means any person who controls, is controlled by, or is under common control with, another person.

          (b) "affirmative vote of the Members", "determined by the Members," "approval by the Members," "approved by the Members," or when any other language is used herein indicating that a particular matter, decision, or determination requires the consent, approval or other joint action of the Members, the same shall mean that the matter in question must be approved in writing by an affirmative vote of more than fifty percent (50%) of the issued and outstanding Class A Units; provided that for purposes of Section
     6.3 the same shall mean that the matter in question must be approved in writing by an affirmative vote of more than sixty-six and two thirds percent (66-2/3%) of the issued and outstanding Class A Units. Each Member shall be entitled to cast one vote for each Class A Unit owned by said Member.

          (c) "Agreement" means this Operating Agreement, as amended from time to time. Words such as "herein," "hereinafter," "hereto" and "hereunder", refer to this Agreement as a whole, unless the context otherwise requires.
     (d) "Capital Account" means, with respect to any Member, the Capital Account maintained for such person in accordance with ARTICLE V hereof.

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          (e) "Capital  Contributions"  means,  with respect to any Member,  the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company with respect to the interest in the Company held by such person.

          (f) The "Certificate" shall mean the Articles of Organization to be filed on behalf of the Company as required by the Act, all similar certificates required by the Acts of other jurisdictions in which the Company does business, and all amendments thereto and substitutions thereof.

          (g) "Class A Units" means the units in the Company with features and rights as described in this Agreement as attributable to Class A Units to be acquired by the Members for the sum of $10.00 per Unit, payable in cash or property as agreed to by the Members. The total Class A Units authorized to be issued by the Company shall be 100,000 or such other amount as determined by the Members. Each Member shall be entitled to cast one vote for each Class A Unit owned by said Member.

          (h) "Class B Units" means the non-voting units in the Company with features and rights as described in this Agreement as attributable to Class B Units to be acquired by the Members for the sum of $10.00 per Unit, payable in cash or property as agreed to by the Members. The total Class B Units authorized to be issued by the Company shall be 151,000, or such other amount as determined by the Members. Members shall not be entitled to vote with respect to Class B Units owned by such Members.

          (i) "Class C Units" means the non-voting units in the Company with features and rights as described in this Agreement as attributable to Class C Units to be acquired by the Members for the sum of $10.00 per Unit, payable in cash or property as agreed to by the Members. The total

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Class C Units  authorized to be issued by the Company shall be 149,000,  or such other amount as determined by the Members. Members shall not be entitled to vote with respect to Class C Units owned by such Members.

          (j) "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

          (k) "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable under the Code with respect to an asset for such year or other period.

          (l) "Event of Bankruptcy" means, with respect to any Member of the Company, any of the following: (1) filing a voluntary petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Bankruptcy Code as now or in the future amended) or an admission seeking the relief therein provided; (2) making a general assignment for the benefit of creditors; (3) consenting to the appointment of a receiver for all or a substantial part of such Person's property; (4) in the case of the filing of an involuntary petition in bankruptcy, an entry of an order for relief; (5) the entry of a court order appointing a receiver or trustee for all or a substantial part of such Person's property without its consent; or (6) the assumption of custody or sequestration by a court of competent jurisdiction of all or substantially all of such Person's property.

          (m) "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for purposes of the Code, except as follows:

                    (1) The initial  Gross Asset Value of any asset  contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Company;

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                    (2) The  initial  Gross Asset  Values of all Company  assets shall be adjusted to equal their respective gross fair market values, as determined by the Members, as of the following times:
               (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a
               Member  of  more  than  a  de  minimis   amount  of  property  as
               consideration for an interest in the Company; and (iii) the liquidation of the Company within the meaning of Section 1.704-1
               (b)(2)(ii)(g) of the Regulations;

                    (3) The Gross Asset Value of any Company  asset  distributed to any Member shall be the gross fair market value of such asset on the date of distribution; and

                    (4) The  Gross  Asset  Values  of  Company  assets  shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b).

          (n) "Managers" shall mean any Person or group of Persons (hereinafter individually or collectively referred to as "Managers") appointed Managers in accordance with the terms hereof.

          (o) "Minimum Gain Chargeback Regulations" shall have the meaning as set forth in Section 1.704-2 of the Regulations.

          (p) "Members" shall mean the Initial Members, and any additional Person who may be admitted as a new or Substitute Member pursuant to the terms hereof.

          (q) "Net Cash" means the gross cash proceeds from Company operations less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements, and contingencies, all as determined by the Members. "Net Cash"

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shall not be reduced by  Depreciation,  but shall be increased by any reductions of reserves previously established which are not used for the purpose for which the reserve was established.

          (r) "Ownership Interest" means a Member's interest in the Company, as determined by the ratio of the number of Units owned by a Member to the total number of Units issued and outstanding.

          (s) "Person" means any individual, partnership, corporation, trust or other entity.

          (t) "Profits" and "Losses" mean, for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with the Code.

          (u) "Property" means all real and personal property acquired by the Company and any improvements thereto, and shall include both tangible and intangible property.

          (v) "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          (w) "Related To or Affiliated With" shall mean:

                    (1) Any "Owning  Person",  which shall mean a Person  owning directly or indirectly more than 1% of the issued and outstanding capital stock of, or more than a 1% beneficial interest in, any Manager, or any Member;

                    (2) Any "Owned Person",  which shall mean a Person more than
               1% of the issued and outstanding capital stock of which, or more than 1% beneficial interest in which, is owned directly or indirectly by any Manager, any officer of the Company or any Member;

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                    (3) Any "Affiliated  Person",  which shall mean (1) a Person more than 1% of the issued and outstanding capital stock of which, or more than a 1% beneficial interest in which, is owned by an Owning Person or an Owned Person; and (2) a Person which owns more than 1% of the issued and outstanding capital stock of, or more than a 1% beneficial interest in, any Owning Person or any Owned Person; and (4) Any agent, officer, director, employee, or partner (or any member of the family or any agent, officer, director, employee or partner) of any Manager, any officer of the Company, any Member, any Owning Person, any Owned Person or any Affiliated Person.

     (x) "Substitute Member" means a Person other than IMAGINE or MB who is admitted as a Member pursuant to this Agreement.

                  (y) "Units" means Class A, Class B and/or Class C Units issued by the Company as defined and described herein.

                                  ARTICLE III.

         Section 3.1 Purposes of the Company. The purpose of the Company shall be (a) to carry on the business of owning, acquiring and operating medically related business operations, (b) to otherwise manage and operate the assets of the Company (c) subject to the provisions of this Agreement, to enter into, from time to time, such financing arrangements as the Members may determine to be necessary, appropriate or advisable to enable the company to accomplish the purposes set forth in clauses (a) and (b) of this sentence, (d) subject to the provisions of this Agreement, to mortgage, pledge, assign, grant a security interest in, or otherwise encumber, lease, exchange or otherwise dispose of, all or a part of the assets of the Company to secure such financing arrangements, and (e) to engage in all activities and to enter into, exercise the rights and enjoy the

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benefits under,  and discharge the  obligations of the Company  pursuant to, all contracts, agreements and documents that may be necessary, appropriate or advisable to enable the Company to accomplish the purposes set forth in clauses
(a), (b), (c) and (d) of this sentence.

         Section 3.2 Powers of the Company. The purpose of the Company may, in instances where the Members hereunder deem such action appropriate to achieve the purpose of the Company and to the extent Company funds are available therefor, be accomplished by taking any and all other action which is permitted under the Act which is customary or reasonably related to Company operations and activities related thereto.

         Section 3.3 Acquisitions. If, during the Company Term, any Member or its affiliates proposes, directly or indirectly, to acquire any interest in a business providing medically related services similar in scope and operations to those businesses conducted by the Company and its affiliates then such Member or its affiliate, as the case may be (the "Offeror"), shall give notice thereof to the Company and the other Member, which notice (the "Participation Notice") shall (i) describe in reasonable detail the investment contemplated by the Offeror (including the estimated cost thereof and the material obligations to be undertaken in connection therewith), (ii) describe any required funding needed by the Company and the proposed terms of such funding, and (iii) contain an irrevocable offer to the Members to make the investment through the Company on the same terms and conditions described in the Participation Notice. In order to exercise such right, the other Member shall give notice to the Offeror no later than 30 days after its receipt of the Participation Notice that it wishes to consummate the proposed transaction through the Company and agrees to the proposed financing terms. If the other Member does not exercise such right as aforesaid, the Offeror shall be free to consummate such transaction without the participation therein by the other

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Member or the  Company  and free of any rights or claims of the other  Member or the Company under this Section. Upon such terms as may be agreed to by Imagine and the Company, Imagine agrees in good faith that it intends to provide to the Company additional acquisition funding in the form of equity or loans from time to time for future medically related business acquisitions on a transaction by transaction basis. Any such funding shall be satisfactorily secured and shall provide a return to Imagine of approximately prime plus four percent (4%) or such other negotiable rates of return as agreed by Imagine and the Company. Each event of funding by Imagine will be strictly conditional upon the parties negotiating and executing formal agreements and documents with respect thereto which are mutually satisfactory to the parties at the time of each future acquisition transaction.

     Section 3.4 Non-exclusivity. Subject to Section 3.3 hereof, (a) the Members expressly recognize and agree that each Member has the right to purchase, sell, develop, exploit and deal in every manner with properties, assets, transactions and business arrangements that may be similar to, competitive with or adverse to the activities, properties, assets and prospects of the Company, either for its personal account and benefit or in an agency or representative capacity for the account and benefit of any other person and (b) there shall be no duty on the part of any Member to notify the other Member(s) concerning, or to account to the Company or any other member for, any or all of the properties, assets or rights of whatever nature acquired through such activities permitted by this sentence, and the other Member(s) hereby waive and relinquish any and all rights with respect to such Member's involvement in any activities described above.

     Section 3.5 Consolidation. The parties agree and acknowledge that it is their intent that MB Software Corp., parent corporation of MB ("MBS"), be allowed to consolidate the results of operations of the Company with its own financial records. To the extent that the Securities and

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Exchange  Commission  changes its rules such that MBS is not able to consolidate the Company's results of operations, the parties will attempt in good faith to restructure the transaction such that the economic benefit remains the same but MBS is able to consolidate the Company's results of operations with its own.
                                   ARTICLE IV.

     Section 4.1 Admission of Members. No additional Members shall be admitted except by an affirmative vote of all the Members.

     Section 4.2 Completion of Admission. A person shall become a Member when it shall have completed all of the following:

          (a) Executed a counterpart of this Agreement or an adoption agreement agreeing to be bound by the terms of this Agreement;

          (b) Executed any other document, certificate or instrument and taken such other action, as the Members may reasonably request to evidence and perfect such Person's admission as a Member;

          (c) Shall have been accepted as a new Member by an affirmative vote of the Members. (d) Shall have been accepted as a Substitute Member by an affirmative vote of the Members other than the transferring Member; and (e) The filing of a Certificate with the Secretary of State of the State of Arkansas if so required by the Act.

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                                   ARTICLE V.

     Section 5.1 Contributions of the Members. Units in the Company shall be issued to the Members in accordance with the terms of this Agreement in exchange for cash and property. The Initial Members hereby agree to contribute the cash and property at the agreed gross fair market value set forth on Exhibit A attached hereto in exchange for the Units set forth therein. All Units to be purchased to this Agreement are acknowledged to have been offered and sold by the Company without registration under the Securities Act of 1933 or any Blue Sky Law in reliance upon the express representation and warranty by the purchaser thereof that such Units are acquired for purposes of such person's own investment and not for resale or distribution.

     Section 5.2 Capital Accounts. Each Member shall have a Capital Account which shall be maintained strictly in accordance with Regulation Sect. 1.704-1(b)(2)(iv). The beginning balance of each Member's Capital Account shall be zero and, as of any date, shall be:

     (a) Increased by (1) the amount of cash contributed by the Member to the Company; (2) the fair market value of property contributed by the Member to the Company (net of liabilities securing such contributed property that the Company is considered to assume or take subject to under Code Section 752); and (3) allocations to the Member of Company Profits and gains (or items thereof) made pursuant to ARTICLE VIII hereof; and (b) Decreased by (1) the amount of cash distributed to the Member by the Company; (2) the fair market value of property distributed to the Member by the Company (net of liabilities securing such distributed property that such Member is considered to assume or take subject to under Code Section 752); and (3) allocations of Company Losses and deductions (or items thereof) made pursuant to ARTICLE VIII hereof.

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     Section 5.3  Determination  of Capital  Account.  The Capital  Account of a
Member shall be determined after giving effect to all allocations of income, gains, Profits and Losses of the Company for the current year and all distributions for such year in respect of transactions effected prior to the date of which such determination is to be made. A Member shall not be entitled to withdraw any part of his Capital Account or to receive any distribution from the Company, except as specifically provided in this Agreement. Any Member, including any additional or Substitute Member, who shall receive an interest in the Company or whose interest in the Company shall be increased by means of a transfer to him of all or part of the interest of another Member, shall have a Capital Account which reflects such transfer. Loans by any Member to the Company shall not be considered Capital Contributions and shall not increase the Capital Account of the lending Member.

     Section 5.4 No Deficit Restoration Obligation.Notwithstanding anything herein to the contrary, this Agreement shall not be construed as creating a deficit restoration obligation or otherwise personally obligate any Member to make a Capital Contribution in excess of the Capital Contribution initially made for said Member's Units.

                                   ARTICLE VI.

     Section 6.1 Managers. Subject to the rights, duties and obligations of the Members to make Major Decisions (as hereinafter defined) and subject to other specificz affairs of the Company shall be vested in the Managers who shall be appointed by an affirmative vote of the Members in accordance with the terms of this Agreement. The Managers shall at all times be comprised of a board of four
(4) individuals who shall be appointed by the Members, with each Initial Member having the right to appoint two (2) Managers. Managers need not be Members. A majority vote of the Managers shall bind all the Managers; provided that in the event of a tie vote, the affirmative vote of the Managers appointed by MB shall bind all the Managers. The Managers may designate one Manager to execute documents and take such other actions as have been approved or are provided for herein.

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     Section 6.2 Manager  Meetings and  Procedures.  The Managers  shall meet at such intervals as may be agreed upon by the Managers, but at least quarterly. The purpose of the meetings shall be to review the operations and needs of the Company and to establish an open line of communication between the Managers and the Members. Any Manager may call a meeting on not less than ten (10) working days written notice given to the other Managers. The Managers meeting shall be held at the principal office of the Company or at such other place as the Managers determine. Three managers shall constitute a quorum for the purpose of transacting business. At all meetings there shall be present a secretary designated by the Managers to keep full and accurate minutes of each meeting. As soon as is reasonably practicable after completion of each meeting, the secretary shall distribute to each Manager copies of the minutes of each meeting. A resolution in writing approved by a majority of the Managers shall have the same effect as a resolution duly adopted at a meeting of the Managers. Such approval may be written, or by telex, telegram, facsimile transmission or other similar means of communication. Unless otherwise provided in this Agreement, any agreement, contract, or document to be signed by the Company in connection with a Major Decision (defined below) must be approved by an affirmative vote of the Members and executed by the Managers. Any other agreement, contract or document to be signed by the Company shall be executed by the Managers or by those persons or that person authorized to execute on behalf of the Managers.

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         Section  6.3 Major  Decisions.  No act shall be  taken,  sum  expended, decision made or obligation incurred by the Company or the Managers with respect to a matter within the scope of any of the major decisions enumerated below (the "Major Decisions"), unless and until the same has been approved by an affirmative vote of the Members, or expressly delegated by the Members in writing. The Major Decisions shall include:

     (a) Acquisition of any land or other real property or interest therein;

     (b) Issuance by the Company of additional Units or any option or other right to acquire a Unit or Units;

     (c) Acceptance of any additional capital contributions by any party;

     (d) Borrowing of moneys or entering into any contractual obligations if such borrowings or contractual obligations are in excess of $100,000.00 or such other amount as determined by the Members from time to time;

     (e) The sale of all or substantially all of the assets of the Company or the sale or disposition of any entity owned directly or indirectly by the Company;

     (f)  Entering  into a related  party  contract as defined and  described in
Section 6.8 hereof; and

     (g) Any reorganization, merger or liquidation of the Company.

     Section 6.4 Officers. The Managers may appoint individuals as officers of the Company which may include, but shall not be limited to (a) CEO; (b) president, (c) Vice-President; (d) Secretary; and (e) Treasurer. Subject to
Section 6.3 hereof, such officers shall have the authority to contract or negotiate on behalf of and otherwise represent the interests of the Company as authorized by the Managers; provided, however, that the Managers shall withdraw any such delegation ofmanagement responsibilities to any officer and shalL remove any officer from his responsibilities and office at the direction of the Members after an affirmative vote of the Members has been taken with respect thereto. The initial officers shall be as set forth on Exhibit B hereto.

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     Section 6.5 Prior Authorization. Except as expressly provided herein to the contrary, the Managers shall be authorized to make any expenditure or incur any obligation on behalf of the Company in the ordinary course of business and,
notwithstanding   anything  herein  to  the  contrary,  the  Managers  shall  be authorized to make any expenditure in the case of a bona-fide emergency (notice of which shall be promptly given to the Members). The Managers shall not expend more than what the Managers in good faith believe to be the fair and reasonable market value at the time and place of contracting for any goods purchased or services engaged on behalf of the Company.

     Section 6.6 Rights Not Assignable. The rights and obligations of the Managers under this Agreement shall not be assignable voluntarily or by operation of law.

     Section 6.7 Compensation. The Members, by an affirmative vote of the Members, may provide for the payment of commercially reasonable arms-length compensation by the Company to the Managers for the services of the Managers.

     Section 6.8 Contracts with Related Parties. Managers shall not knowingly enter into any agreement or other arrangement for the furnishing to or by the Company of goods or services with any Person Related To or Affiliated With any Manager, any officer of the Company or any Member unless such agreement or arrangement has been approved by the Members after the nature of the relationship or affiliation has been disclosed. Notwithstanding, the Members agree that the Company shall enter into a non-exclusive agreement with MB for the provision of management services for the business operations initially contributed on a cost plus fifteen percent (15%) basis, following final approval of the specific written agreement by all Members.

     Section 6.9 Indemnification. No Manager shall take any action on behalf of or in the name of the Company, or enter into any commitment or obligation binding upon the Company, except such actions as are expressly provided for in this Agreement. No Manager shall be liable to the Company for any actions taken in such person's capacity as a Manager, unless such conduct is deemed to constitute gross negligence or wilful misconduct on the part of such Manager.

     The Company does hereby indemnify and hold harmless the Managers and their agents, officers and employees as to third parties against and from any personal loss, liability or damages suffered as a result of any act or omission which the Managers believed, in good faith, to be within the scope of authority conferred by this Agreement, except for willful or fraudulent misconduct, gross negligence or willful breach of fiduciary duties, but not in excess of the capital contributions of all Members. Notwithstanding the foregoing, the Company's indemnification of the Managers and their agents, officers and employees as to a third party is only with respect to such loss, liability or damage which is not otherwise compensated for by insurance carried for the benefit of the Company. Insurance coverage for public liability, and all other insurance deemed necessary or appropriate by the Managers to the business of the Company, shall be carried in such amounts and of such types as shall be determined by the Managers.

     Section 6.10 Status as Manager. Upon the occurrence of any of the following events to or by a Manager, such Manager shall automatically and without the action or consent of any Member, cease to be a Manager of the Company: (a) makes an assignment for the benefit of creditors; (b) files a voluntary petition in bankruptcy; (c) is adjudicated bankrupt or insolvent;

(d) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation; (e) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against itself in any proceeding of this nature; (f) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of all or any substantial part of its properties, or (g) dissolves.

     Section 6.11 Election of Managers. The Members shall elect the Managers annually, or may remove or replace the Managers at any time, by an affirmative vote of the Members. In the event a Manager ceases to hold office as a result of the requirements of Section 6.10, resignation or removal in accordance with
Section 6.11, the Member that originally nominated such Manager shall have the right to appoint a successor.

     Section 6.12 Limitations on Managers. The Managers shall be subject to all the restrictions and limitations of managers under the Act.

     Section 6.13 Company Meetings. Meetings of Members may be called by the Managers at any time. Meetings of Members shall be called by the Managers upon receipt of a written request of Members holding at least ten percent (10%) of the outstanding Class A Units. Notice of a meeting shall be given not less than ten (10) nor more than sixty (60) business days prior to the date of the meeting. The matters to be voted upon at such meeting shall be specified in the notice. The Managers shall call for an annual meeting of the Members during the first calendar quarter for the purpose of election of Managers, a report of Company activity for the year just completed and such other purposes of the Managers may determine. A meeting of the Members shall not be held unless Members owning at least fifty-one percent (51%) of the outstanding Class A Units are present in person or are represented by proxy. At all meetings there shall be a secretary designated by the Members to keep full and accurate minutes of each meeting. As soon as is reasonably practicable after completion of each meeting, the secretary shall distribute to each Member copies of the minutes of each meeting. All acts and approvals of the Members shall require the affirmative vote of the Members. A resolution in writing approved by an affirmative vote of the Members shall have the same effect as a resolution duly adopted at a meeting of the Members. Such approval may be written, or by telex, telegram, facsimile transmission or other similar means of communication. Unless otherwise provided in this Agreement or agreed by the Members, any agreement, contract, or document to be signed by the Company in connection with a Major Decision must be approved by an affirmative vote of the Members and executed by a Manager. Any other agreement, contract or document to be signed by the Company shall be executed by the Managers or by those persons or that person authorized to execute on behalf of the Managers.


                                  ARTICLE VII.

     Section 7.1 Rights and Limitations of Member. A Member shall not be:

     (a) personally liable for any of the debts of the Company or to a Manager, unless a liability of the Company or a Manager, as the case may be, is (1) founded on some unauthorized activity of such Member or (2) results from the execution of any document providing for personal liability;

     (b) personally liable for any losses of any other Member;

     (c) except as provided herein, allowed to take part in the management or control of the Company business, or to sign for or to bind the Company, such power to vest solely and exclusively in the Managers;

     (d) entitled to be paid any salary or to have a Company drawing account solely because of his, her or its status as a Member;

     (e) entitled to a partition of any Company Property notwithstanding any other provision of law to the contrary; or

     (f) allowed to voluntarily withdraw from the Company.

     Section 7.2 Access to Information. Any Member shall have access to the books and records of the Company and may inspect and copy such information at reasonable request at such Member's expense. The information available to a Member includes: (a) the name and address of all Members; (b) the Articles of Organization and any amendments thereto; (c) the Company's federal, state and local tax returns and reports for the three (3) most recent years; (d) the Operating Agreement then in effect; and (e) financial statements of the Company for the three (3) most recent years.

                                  ARTICLE VIII.

     Section 8.1 Profits and Losses. Except as may be required by Sect. 704(c) of the Code and the Regulations thereunder, Profits and Losses of the Company and each item of income, gain, loss, deduction or credit shall be allocated among the Members based upon the Member's Ownership Interest in the Company as set forth herein. Profits of the Company for any year shall be allocated as follows:

          (a) first, for any year there shall be allocated and distributed proportionately to the Members owning Class B Units an amount of profits equal to a ten-percent annual return on the original amount of capital contribution ($10.00 per Unit) for such Class B Units from the date of contribution until repurchased and canceled by Company pursuant to Article X.

          (b) second, for any year there shall be allocated and distributed proportionately to the Members owning Class C Units an amount of profits equal to a ten-percent annual return on the original amount of capital contribution ($10.00 per Unit) for such Class C Units from the date of contribution until repurchased and canceled by Company pursuant to Article X.

          (c) all remaining profits shall be allocated proportionately to the number Members owning Class A Units.

          (d) Losses of the Company for any year shall be borne and allocated proportionately to the Members owning Class A Units.

         Section 8.2 Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value. Any items allocated pursuant to this Section 8.2 shall neither be charged nor credited to the Capital Accounts.

         In the event the Gross Asset Value of any Company asset is adjusted, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Managers in any manner that reasonably reflects the purpose and intention of this Agreement.

     Section  8.3  Qualified  Income  Offset.   The  "qualified  income  offset"
provisions of Regulation Sect. 1.704-1(b)(2)(ii)(d) shall apply at all times and in such a manner as to cause all allocations herein to have economic effect.

     Section 8.4 Cost Recovery and Depreciation. Notwithstanding the provisions of Section 8.3 above, if taxable income to be allocated pursuant to such section includes gain to be treated by the Company as ordinary income for federal income tax purposes because it is attributable to the recapture of Depreciation, such ordinary income shall be allocated to the Members in the same proportion as the deductions for such Depreciation were allocated.

     Section 8.5 Allocations to Members with Varying Interests. If during any taxable year there is a change in any Member's interest in the Company, each member's distributive share of the Company's tax items shall be determined by
(a) allocating such tax items to the appropriate monthly period and (b) allocating the tax items attributable to each such period to the Members in accordance with the provisions of this Article and according to their respective interests in the Company as of the beginning of each such period.

     Section 8.6 Special Provisions. Notwithstanding the foregoing provisions in this Article:

     (a) If any Company expenditure treated as a deduction on the Company's federal income tax return is disallowed as a deduction and treated as a distribution pursuant to Code Section 731 (a), there shall be a special allocation of gross income to the Member deemed to have received such distribution equal to the amount of such distribution;

     (b) If the Company is entitled to a deduction for imputed interest under any provision of the Code on any loan or advance from a Member, such deduction shall be allocated solely to such Member; and

     (c) The Minimum Gain Chargeback  provisions of the  Regulations  under Code
Section 704 shall apply beginning in the first taxable year of the Company in which there are nonrecourse deductions or the Company makes a distribution of proceeds of a nonrecourse liability that are allocable to an increase in Company minimum gain and thereafter throughout the Company Term, and any such nonrecourse deductions shall be allocated in a manner that is reasonably consistent with allocations that have substantial economic effect of some other significant Company item attributable to the property securing the nonrecourse debt.

     Section 8.7 Fiscal Year and Annual Report. The Company fiscal year end shall be December. The Company books shall be kept on an accounting basis determined by the Managers and in accordance with usual and customary accounting practices. The Managers shall furnish within seventy-five (75) days after the year end, an annual report of operations and statement of financial condition (including such information as is necessary for preparation of federal and state income tax returns) to each Member prepared by such public accounting firm or otherwise or as the Managers may designate.

                                   ARTICLE IX.

     Section 9.1 Distributions. The Members agree to cause the Managers to take such action as may be necessary to proportionately distribute from Net Cash the annual ten percent (10%) return to the Members owning Class B Units first, and then to Members owning Class C Units, pursuant to Sections 8.1 (a) and (b) at the end of each fiscal year of the Company. To the extent Profits are less than the profit distribution required pursuant to Sections 8.1(a) and (b), such entire distribution shall nevertheless be made and the difference between profits for the year and the amount distributed shall be in the form of a guaranteed payment by the Company, deductible by the Company for federal income tax purposes and proportionately charged against the interest of the Member owning Class A Units. Upon the affirmative vote of the Members, a portion or all of the Net Cash, as determined by said vote, shall be distributed proportionately to the Members based upon their Ownership Interest in the Company,

     (a) first, only to the Members owning Class B Units until such Members have been distributed the full amount of the initial capital contribution with respect to all Class B Units, with such distributions being as a withdrawal of capital and cancellation of such Units; and

     (b) second, only to the Members owning Class C Units until such Members have been distributed the full amount of the initial capital contribution with respect to all Class C Units, with such distributions being as a withdrawal of capital and cancellation of such Units.

         The Members agree they will cause the Managers and Company to have fully distributed and repaid the full amount of the initial contributions of capital for Class B and Class C Units to Members owning Class B and Class C Units in cancellation thereof as follows:

     (a) with respect to all Class B Units, on or before the date ending such Class B Units; and

     (b) with respect to all Class C Units, on or before the later of (1) the date ending three (3) years following the date of the capital contributions for such Class C Units; or (2) the date when Net Cash is available and all distributions to Members owning Class B Units have been fully distributed and repaid in cancellation of all Class B Units.

     Only after full distributions in return of capital to the Members owning all Class B and Class C Units pursuant hereto in complete cancellation thereof may any distributions be made to Members with respect to Class A Units, and then only upon an affirmative vote of the Members. Distributions with respect to Class A Units shall not be in cancellation of Class A Units.

         Section 9.2 Security Interest. To secure the obligations of Company to perform the mandatory distributions with respect to the Class B Units above, the Members and Company agree that the Company hereby grants, bargains, sells, transfers, and pledges to the undersigned Members owning Class B Units a first priority security interest in all of Company's right, title and interest in, to and under the membership interests or tangible property contributed to Company by the Members and described on Exhibit A attached hereto. The Members agree to cause the Company or its subsidiary limited liability companies to promptly deliver such pledge and security agreements, UCC financing statements and such other documents as may be necessary and appropriate to more fully provide a perfected security interest in the collateral described in Exhibit A, and in and to any underlying assets of any entity described on Exhibit A.

                                    ARTICLE X

     Section 10.1 Restrictions on Transfer. No Member shall sell, assign, transfer, pledge or encumber any interest in a Unit except (i) as provided in this Section, (ii) for blanket pledges or encumbrances of all of a Member's or its affiliates' assets or (iii) with the prior written consent of the other Member. Any Member (hereafter, the "Assignor") who receives an offer to purchase all or any portion of such Assignor's Units in the Company from any Person (hereafter, the "Proposed Assignee") and if such Assignor is willing to accept such offer, the Assignor may transfer all or part of Assignor's Units to the Proposed Assignee only after providing the Company and other Members the following rights of first refusal:

     (a) The Assignor shall notify the Company and each other Member, in writing, of the terms of the offer from the Proposed Assignee, and the identity of the Proposed Assignee.

     (b) The Company shall have the option to purchase the Units which the Assignor wishes to sell at a price equal to the same price and terms from the Proposed Assignee as those described in the written notice provided by the Assignor to the Company under the terms of (a) above. The Company shall exercise its option by giving written notice to the Assignor of such intention within thirty (30) days of the receipt of the written notification given by the Assignor under the provisions of (a) above.

     (c) If the Company does not exercise its option to purchase the Units proposed to be sold by the Assignor within the time provided for exercise of such option, any other Member desiring to purchase part or all of the Units proposed to be sold by the Assignor shall notify, in writing, the Assignor of such intention within forty (40) days of the receipt of the written notification required to be given by the Proposed Assignor under the provisions of (a) above, at the same price at which the Company could have purchased such Units if it had exercised its option under the provisions of (b) above. If more than one Member provides notification of intention to exercise the option to purchase the Units Assignor proposes to sell, the Units Assignor proposes to sell will be sold to each such other Members providing notice of intent to exercise the purchase in the same proportion as that other Members' number of Units bears to the aggregate number of Units of all Members giving notice of intent to exercise the option to purchase. The portion of the total purchase price to be paid by each such purchasing Member shall be determined in like fashion.

     (d) If neither the Company nor the other Members exercise options for the purchase of all the Units, which Assignor proposes to sell, Assignor shall be entitled to sell the Units Assignor has proposed to sell to the Proposed Assignee at a price and upon terms no more favorable to Proposed Assignee than those described in the written notice provided to the Company and other Members under the provisions of (a) above. The sale of Assignor's Units shall be subject to the following limitations unless and until the Proposed Assignee becomes a Member:

               (1) such assignment entitles the assignee to receive, to the extent assigned, only the distributions to which the Assignor would have been entitled;

               (2) such assignment does not entitle the assignee to participate in the management and affairs of the Company or to become or exercise any rights of a Member;

               (3) the assignee has no liability as a Member solely by reason of the assignment;

               (4) the Assignor of an interest in the Company continues to be a Member and to have all the rights of Members, until the assignee becomes a Member or unless the Assignor is earlier removed. A Member who assigns all of such Member's interest in the Company may be removed as a Member by an affirmative vote of the Members other than the transferring Member. Whether or not the assignee becomes a Member, the Assignor is not released from any liability the Assignor may have to the Company with respect to promised contributions of money, property or services by the Assignor.

     Section 10.2 Substitute Members. An assignee or successor in interest of any Member's interest in the Company may become a Substitute Member only upon the affirmative vote of the Members other than the Assignor or transferring Member.

     Section 10.3 Successors in Interest.

     (a) If any Member who is a natural person dies or is adjudicated incompetent or bankrupt (either voluntarily or involuntarily), the successor in interest of such Member shall not become a Substitute Member except as provided in Section 10.2 above.

     (b) If any Member which is not a natural person liquidates, dissolves or is adjudicated a bankrupt (either voluntarily or involuntarily), the successor in interest of such Member shall not become a Substitute Member except as provided in Section 10.2 above.

                                   ARTICLE XI

     Section 11.1 Liquidating Events. The Company shall dissolve and commence winding up and liquidating upon the first to occur of any of the following ("Liquidating Event"):

     (a) December 31, 2047;

     (b) The sale of all or substantially all of the Property of the Company;

     (c) The happening of any other event that makes it unlawful, impossible or impractical to carry on the business of the Company; or

     (d) The death, retirement, resignation, expulsion, Bankruptcy or dissolution of any Member or the occurrence of any other event which terminates the continued membership of a Member in the Company, unless the business of the Company is continued by the affirmative vote of the Members other than the terminated Member within ninety (90) days after the occurrence of such event;

     (e) Upon the affirmative vote of the Members to liquidate or sell all or substantially all of the Property of the Company.

     Section 11.2 Winding Up. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs. The Managers or such person elected by an affirmative vote of the Members shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company's liabilities and Property and the Company Property shall be liquidated as promptly as is consistent with obtaining the fair value therefor, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in the following order:

     (a) First, to the payment of all debts and liabilities of the company, including expenses arising from the liquidation and the repayment of loans or advances from the Members;

     (b) Second, to the establishment of a reserve to meet any contingencies arising from the occurrence of the liquidation;

     (c) Third, to all the Members owning outstanding Class B Units in an amount equal to the initial contribution for such outstanding Class B Units, together with the amount of any undistributed annual return provided for in Article VIII.

     (d) Fourth, to all the Members owning outstanding Class C Units in an amount equal to the initial contribution for such outstanding Class C Units, together with the amount of any undistributed annual return provided for in
Article VIII.

     (e) Fifth, to all the Members in amounts equal to the positive balances, if any, in their respective Capital Accounts or, if the proceeds to be so distributed are less than the total of such positive balances, to all the Members having positive balances in their Capital Accounts pro-rata based upon the ratio of the amount of each such Member's positive balance to all such positive balances.

     Section 11.3 Distributions in Kind. With respect to assets distributed in kind to the Members in liquidation or otherwise, (a) any unrealized appreciation or unrealized depreciation in the values of such assets shall be deemed to be Profits and Losses realized by the Company immediately prior to the liquidation or other distribution event, and (b) such Profits and Losses shall be allocated to the Members in accordance with ARTICLE VIII hereof, and any Property so distributed shall be treated as a distribution of an amount in cash equal to the excess of such fair market value over the outstanding principal balances of and accrued interest on any debt by which the Property is encumbered. For the purposes of this Section 11.3, "unrealized appreciation" or "unrealized depreciation" shall mean the difference between the fair market value of such assets, taking into account the fair market value of the associated financing but subject to Code Section 7701 (g), and the Company's basis in such assets for book purposes. This Section 11.3 is merely intended to provide a rule for allocating unrealized gains and losses upon liquidation or other distribution event, and nothing contained in this Section 11.3 or elsewhere in this Agreement is intended to treat or cause such distributions to be treated as sales for value. If fair market value cannot be determined by the Members, the Company shall retain an independent appraiser to determine the value of the assets in dispute. The cost of such appraiser shall be borne by the Company.

     Section 11.4 No Right to Company Property. Except as specifically set forth in this Agreement, no Member shall be entitled to demand or receive Property other than cash in return for his Capital Contribution and, to the maximum extent permissible under applicable law, each Member hereby waives all right to partition any real property that may be acquired by the Company.

                                   ARTICLE XII

     Section 12.1 Notices. Except as otherwise provided herein all notices under this Agreement shall be in writing and shall be given to the parties at the addresses provided by them to the Manager and to the Company at its principal office or at such other address as any of the parties may hereafter specify in the same manner.

     Section 12.2 Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas.

     Section 12.3 Amendments. Amendments to this Operating Agreement must be in writing and approved by all the Members owning Class A Units. Additionally, without the consent of all the Members, no amendment will be effective that would (a) enlarge the obligations of any Member under the Operating Agreement or modify the limited liability of any Member without the consent of such Member; or (b) amend this Section 12.3.

     Section 12.4 Successors and Assigns. This Agreement, and all the terms and provisions hereof, shall be binding upon and shall inure to the benefit of the Members and their respective legal representatives, heirs, successors and assigns.

     Section 12.5 Gender and Number. Whenever required by the context, as used in this Agreement, the singular number shall include the plural, and the masculine gender shall include the feminine or the neuter.

     Section 12.6 Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations of the jurisdictions in which the Company does business. If any provision of this Agreement, or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

     Section 12.7 Integrated Agreement. This Agreement, the Services Agreement contemplated herein and the LLC Preorganization Agreement dated of even date herewith constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof.

     Section 12.8 Construction. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Person.

     Section 12.9 Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

     Section 12.10 Incorporation by Reference. Every exhibit, schedule and other
appendix   attached  to  this   Agreement  and  referred  to  herein  is  hereby
incorporated in this Agreement by reference.

     Section 12.11 Additional Documents. Each Member and each Manager agrees to perform all further acts and execute, acknowledge and deliver any documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement. Section 12.12 Loans. Any Member may, with the approval of the Manager, lend or advance money to the Company. If any Member shall make any loan or loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but shall be a debt due from the Company. The amount of any such loan or advance by a lending Member shall be repayable out of the Company's cash and shall bear interest at the rate agreed between the Company and the lending Member. No Member shall be obligated to make any loan or advance to the Company pursuant to this Agreement.


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     Section 12.13  Counterparts.  This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart.

     Section 12.14 Third Party Beneficiaries. This Agreement shall not create any rights for the benefit of any third party.

     Section 12.15 Proxies. Any Member may delegate by written proxy his ability to vote on any matter hereunder.

     Section 12.16 No Partnership Intended for Non-tax Purposes. The Members have formed the Company under the Act, and expressly do not intend hereby to form a partnership under either the Arkansas Uniform Partnership Act nor the Arkansas Revised Limited Partnership Act of 1991. The Members do not intend to be partners one to another, or partners as to any third party.

     IN WITNESS WHEREOF, the Members have set their hands effective as of the date set forth above.

                                     Members:

                                     MB HOLDING CORPORATION

                                     By:
                                     Title:


                                     IMAGINE INVESTMENTS, INC.

                                     By:
                                     Title:

                                    EXHIBIT A



                                                           Ownership
                                                           Interest in
    Members' Names                                         the Company
    and Addresses                 Contribution             @) $10 per Unit
    --------------           ------------                  ---------------

    IMAGINE                Cash in the amount of           49,000 Class A Units
    INVESTMENTS, INC.      $1,000,000 and a Promissory     151,000 Class B Units
                           Note in the amount of
                           $1,000,000 executed by
                           MB Software Corporation as
                           Maker and assigned to and
                           assumed by Oak Tree
                           Receivables, Inc., which is the
                           predecessor in interest to
                           Oak Tree Receivables, LLC


    MB HOLDING             Membership interests in the      51,000 Class A Units
    CORPORATION            following limited liability     149,000 Class C Units
                           companies in the agreed
                           fair market value amount of
                           $2,000,000: Intercoastal
                           Rehabilitation, LLC; N.F.P.M.,
                           LLC; Oak Tree Receivables,
                           LLC; and C.C.H.E., LLC

                                    EXHIBIT B

                                    OFFICERS


         NAME                                        OFFICE
         ----                                        ------
         Scott A. Haire                              CEO, President
         Gilbert Valdez                              Vice President
         Tom Wilkins                                 Treasurer
         Lucy J. Singleton                           Secretary